FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):
                      December 9, 2004


                       BORGWARNER INC.
   (Exact name of registrant as specified in its charter)


           Delaware              1-12162
                                                    13-3404508
     (State of Incorporation)(Commission File No.)  (IRS
     Employer                          Identification No.)

               5435 Corporate Drive, Suite 150
                       Troy, MI 48098
          (Address of principal executive offices)

    Registrant's telephone number, including area code:
                       (248) 373-5550

     [ ]   Written communications pursuant to Rule 425
           under the Securities Act (17 CFR 230.425)
     [ ]   Soliciting material pursuant to Rule 14a-12
           under the Exchange Act (17 CFR 240.14a-12)
     [ ]   Pre-commencement communications pursuant to Rule
           14d-2(b) under the Exchange Act (17 CFR
           240.14d-2[b])
     [ ]   Pre-commencement communications pursuant to Rule
           13e-4[c] under the Exchange Act (17 CFR
           240.13e-4[c])




     Item 8.01 Other Events

           On December 9, 2004, BorgWarner Germany GmbH
     ("BorgWarner Germany"), a wholly owned German subsidiary of BorgWarner Inc. ("BorgWarner"), published in the German language the offer document for its tender offer in Germany (the "Tender Offer") to acquire, for Euro 67.50 per share, all of the shares of outstanding stock of Beru AG, a German publicly traded company ("Beru"), that it did not already previously agree to purchase pursuant to the Sale and Purchase Agreement, dated October 30, 2004, by and between CEP BE 00 Beteiligungs GmbH, Frau
     Ingelore Ruprecht, Wolfram Birkel, Elsa Birkel,
     Annegret Birkel, Christoph Birkel, Catharina Birkel,
     Klosterfeld Beteiligungen GmbH + Co. KG, Meier-Birkel
     GmbH & Co. KG and BorgWarner Germany.

           The Tender Offer will not be made directly or indirectly in or into the United States, or by use of the mails of, or by any means or instrumentality
     (including, without limitation, the mail, facsimile transmission, telex or telephone) of interstate or foreign commerce or any facilities of any national securities exchange of the United States. The Tender
     Offer will not, and should not, be accepted by any such use, means, instrumentality or facility involving or from within the United States, and United States persons will not have the Tender Offer available to them, directly or indirectly, within the United
     States.
     SIGNATURES

           Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         BORGWARNER INC.



                         By:/s/ Vincent M. Lichtenberger

     --------------------------------------------
                         Vincent M. Lichtenberger
                         Assistant Secretary


     Dated: December 9, 2004